Exhibit 99.1

Avra, Inc. Welcomes VP for North American Business Development

GREENVILLE, SC – (MARKETWIRED – January 8, 2015) – Avra, Inc. (OTCQB: AVRND) (“Avra” or the “Company”) a development stage company pioneering product innovation and activation of merchant and consumer commerce in the global Bitcoin-related digital currencies market, is pleased to welcome the appointment of Mr. Mark Petropolous to the position of Vice President of Sales for North America.

Mr. Petropolous joins the team at Avra during a period of growth and has been tasked with Business Development activities for North America, one of the most important markets for the digital currency industry. He brings decades of management experience in the payment processing industry and related financial sectors, with a career that spans a diverse portfolio of successful industry and business accomplishments.

Steve Shepherd, CEO of Avra, Inc. comments, “Mr. Petropolous is a critically important addition to our growing team here at Avra. Given his wealth of experience in the payments industry in addition to his exceptional track record in merchant acquisitions, we believe he is perfectly positioned to provide us with the strategic perspective to move quickly and adeptly through the rapidly changing North American payment landscape.”

"The more I have learned about digital currency the more I understand how consumers and merchants can benefit from using it. Avra has focused on making the experience with digital currency as simple and useful as possible,” states Mr. Petropolous, who concludes, "I have seen a lot of changes in the payment industry and I believe that digital currencies like Bitcoin are clearly going to be the most disruptive."

Mr. Petropolous also currently serves as President of Suregate LLC, one of the most advanced payment gateways for the North American market, as well as providing expertise to a number of leading payment industry organizations for over twenty years.

For more information please visit our website at: www.avraglobal.com.

About Avra, Inc. (OTCQB: AVRND)

Avra, Inc. is focused on solutions in the digital currency markets, particularly in the provisioning of payment solutions to businesses worldwide. The Company's business model is divided into four distinct categories: AvraPay: to develop a complete, turn-key and painless way for merchants to process Bitcoin payment transactions; AvraATM: to promote usage and acceptance of digital currencies through the Company's proposed network of ATMs; AvraTourism: to provide cryptocurrency payment processing solutions for high volume merchants such as hotels and casinos; AvraNews: to provide a news portal focusing on digital currency news. For more information about the Company please visit:

www.avraglobal.com.

Additional information regarding Avra, Inc. and its filings can be found at www.sec.gov.

Forward Looking Statements

Some information in this document constitutes forward-looking statements or statements which may be deemed or construed to be forward-looking statements, such as the closing of the share exchange agreement. The words “plan”, "forecast", "anticipates", "estimate", "project", "intend", "expect", "should", "believe", and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in the Company's filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Avra Inc., herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Avra Inc., disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.

For further information, please contact:

Avra Inc.

1-(844) 884-9662

info@avraglobal.com